                                                               FILE NO. 33-65135
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 1, 1995)
               (TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 1, 1995)

                                     PROSPECTUS NUMBER: 1325
                                     DATED: FEBRUARY 9, 1996

                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              VARIABLE RATE NOTES



BASE RATE:                Fed Funds (Prior Day Effective)


INDEX MATURITY:           One-day


TRADE DATE:               February 9, 1996


SETTLEMENT DATE:          February 14, 1996


MATURITY DATE:            February 16, 1999


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.380%
                          (plus thirty eight bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Daily


INTEREST PAYMENT DATES:   The 16th day of February, May, August, and November, commencing May 16,
                          1996, through the Maturity Date; subject to following business day convention.


INITIAL INTEREST RATE:    TBD 2/14/96


FORM:                     Book-entry





     Additional Information. The first paragraph of the section "Incorporation of Certain Documents by Reference" contained in the attached Prospectus, dated September 1, 1995, is hereby updated to specifically include references to the Current Reports of Merrill Lynch & Co. on Form 8-K dated September 19, 1995, October 17, 1995, November 2, 1995, and November 27, 1995 filed pursuant to
Section 13 of the Securities and Exchange Act of 1934 which are incorporated by reference into such Prospectus. In addition, the amount of that the Company intents to sell from time to time specified on the first page of such Prospectus has been updated to equal $8,741,425,546 aggregate principal amount of Debt Securities (or proceeds in the case of warrants and in the case of securities